Exhibit 99.1

Aerpio Pharmaceuticals Announces Proposed Public Offering of Common Stock and Uplisting to Nasdaq Capital Market

CINCINNATI – Aerpio Pharmaceuticals, Inc. (OTCQB:ARPO) (“Aerpio”) today announced that it intends to sell, subject to market and other conditions, $40 million of its common stock in an underwritten public offering. Aerpio also intends to grant the underwriters a 30-day option to purchase an additional fifteen percent (15%) of the shares of its common stock offered in the public offering. Aerpio also announced that its common stock has been approved for listing on the Nasdaq Capital Market, subject to the pricing of the public offering on the terms proposed.

Guggenheim Securities is acting as book-running manager for the offering. Needham & Company is acting as lead manager, and National Securities Corporation and H.C. Wainwright & Co. are acting as co-managers for the offering.

Aerpio intends to use the net proceeds from the offering for working capital and general corporate and administrative purposes.

The securities described above are being offered by Aerpio pursuant to a shelf registration statement on Form S-3 (No. 333-223113), including a base prospectus. The securities will be offered only by means of a prospectus. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained, when available, from: Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison, 8th Floor, New York, NY 10017, or by telephone at (212) 518-9658, or by email to GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aerpio Pharmaceuticals

Aerpio Pharmaceuticals, Inc. is a biopharmaceutical company focused on advancing first-in-class treatments for ocular diseases. The Company’s lead compound, AKB9778, is a small molecule activator of the Tie2 pathway and is in clinical development for the treatment of non-proliferative diabetic retinopathy.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion of the proposed offering, the use of proceeds from the proposed offering and uplisting of Aerpio’s common stock to the Nasdaq Capital Market. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to fluctuations in our stock price, changes in market conditions and satisfaction of customary closing conditions related to the public offering, as well as the other factors discussed in the “Risk Factors” section in Aerpio’s most recently filed Annual Report on Form 10-K, as well as other risks detailed in Aerpio’s subsequent filings with the Securities and Exchange Commission. There can be no assurance that Aerpio will be able to complete the proposed public offering on the anticipated terms. All information in this press release is as of the date of the release, and Aerpio undertakes no duty to update this information unless required by law.

Contacts

Investors & Media:

Aerpio Pharmaceuticals, Inc.

Michael Rogers

Chief Financial Officer

mrogers@aerpio.com

or Burns McClellan, on behalf of Aerpio Pharmaceuticals, Inc.

Media:

Justin Jackson

jjackson@burnsmc.com

or

Investors:

Ami Bavishi

abavishi@burnsmc.com